EXHIBIT 99.1

NEWS RELEASE
Ducommun Reports Results for the
Fourth Quarter Ended December 31, 2020
Solid Finish to 2020; Company Positioned for Growth in 2021 and Beyond
SANTA ANA, California (February 11, 2021) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2020.
Fourth Quarter 2020 Recap

•Revenue of $157.8 million
•GAAP net income of $9.7 million, or $0.80 per diluted share
•Adjusted net income for the quarter of $10.8 million, or $0.89 per diluted share
•Gross margin increased 60 basis points year-over-year to 22.1%
•Adjusted EBITDA of $22.8 million, or 14.4% of revenues, an increase of 90 basis points year-over-year
“I am proud of the Ducommun team continuing to move forward in the fourth quarter and delivering excellent results. The numbers show the strength of our product lines, diversity of our customer base and the performance positions us well for the future,” said Stephen G. Oswald, chairman, president and chief executive officer. “Our military and space revenue rose more than 25% in both the fourth quarter and the year as a whole, resulting in total 2020 revenue of almost $425 million, a new record for the Company. At the same time, ongoing cost saving projects and our lean operations initiatives along with an improved product mix, drove fourth quarter gross margins up 60 basis points year-over-year, to 22.1%, and earnings of $0.80 per diluted share. The positive results during the pandemic are a clear signal that Ducommun's value offering to the marketplace and operational performance will deliver for our shareholders in the future.
“With a defense backlog* at all time highs and some forecasted stability in our commercial business, we are optimistic about the quarters to come. Given improving fundamentals in aircraft production, and pent up demand for air travel post pandemic, the Company is in great shape to weather the remaining headwinds and drive higher growth in the second half of 2021, with the 2022 outlook being even better. I want to thank our employees for their dedication to our success, Ducommun's investors for their support, and our customers for their loyalty throughout 2020.”
Fourth Quarter Results
Net revenue for the fourth quarter of 2020 was $157.8 million, compared to $186.9 million for the fourth quarter of 2019. The 15.6% decrease year-over-year was primarily due to the following:
•$42.2 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; and
•$10.1 million lower revenue within the Company’s Industrial end-use markets due to timing of customer requirements; partially offset by
•$23.2 million higher revenue within the Company’s military and space end-use markets due to higher build rates on various missile platforms and military fixed-wing aircraft platforms.
Net income for the fourth quarter of 2020 was $9.7 million, or $0.80 per diluted share, compared to $8.9 million, or $0.75 per diluted share, for the fourth quarter of 2019. The increase in net income year-over-year was due to lower interest expense of $2.6 million, lower SG&A expense of $2.4 million, and lower income tax expense of $1.6 million, partially offset by a $5.3 million decrease in gross profit due to lower revenue.
Gross profit for the fourth quarter of 2020 was $34.8 million, or 22.1% of revenue, compared to gross profit of $40.1 million, or 21.5% of revenue, for the fourth quarter of 2019. The increase in gross margin percentage year-over-year was due to favorable product mix, partially offset by unfavorable manufacturing volume and higher compensation and benefit costs.
Operating income for the fourth quarter of 2020 was $11.6 million, or 7.3% of revenue, compared to $15.2 million, or 8.1% of revenue, in the comparable period last year. The year-over-year decrease was due to lower revenue, partially offset by lower SG&A expenses. Adjusted operating income for the fourth quarter of 2020 was $12.9 million, or 8.2%, compared to $15.8 million, or 8.4% of revenue, in the comparable period last year.
Interest expense for the fourth quarter of 2020 was $2.6 million compared to $5.2 million in the comparable period of 2019. The year-over-year decrease was due to lower interest rates, partially offset by a higher outstanding balance on the Company's revolving credit facilities as a result of drawing down $50.0 million during the first quarter of 2020 to hold as cash on hand, $25.0 million of which was repaid during the three months ended December 31, 2020. The net $25.0 million draw down on the revolving credit facility remained as cash on hand as of December 31, 2020.
Adjusted EBITDA for the fourth quarter of 2020 was $22.8 million, or 14.4% of revenue, compared to $25.2 million, or 13.5% of revenue, for the comparable period in 2019.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of December 31, 2020 was $822.0 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of December 31, 2020 were $779.7 million compared to $745.3 million as of December 31, 2019.
Business Segment Information
Electronic Systems
Electronic Systems reported net revenue for the current quarter of $99.1 million, compared to $96.3 million for the fourth quarter of 2019. The year-over-year increase was primarily due to the following:
•$17.6 million higher revenue within the Company’s military and space end-use markets due to higher build rates on various missile platforms and military fixed-wing aircraft platforms; partially offset by
•$10.1 million lower revenue within the Company’s Industrial end-use markets due to timing of customer requirements; and
•$4.7 million lower revenue within the Company’s commercial aerospace end-use markets due lower build rates on other commercial aerospace platforms, regional and business aircraft platforms, and large aircraft platforms.
Electronic Systems operating income for the current year fourth quarter of $11.5 million, or 11.6% of revenue, compared to $9.9 million, or 10.2% of revenue, for the comparable quarter in 2019. The year-over-year increase was due to favorable manufacturing volume and favorable product mix, partially offset by higher compensation and benefit costs.
Structural Systems
Structural Systems reported net revenue for the current quarter of $58.7 million, compared to $90.6 million for the fourth quarter of 2019. The year-over-year decrease was due to the following:
•$37.6 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; partially offset by
•$5.7 million higher revenue within the Company’s military and space end-use markets due to higher build rates on various missile platforms.

Structural Systems operating income for the current-year fourth quarter was $6.2 million, or 10.6% of revenue, compared to $11.6 million, or 12.8% of revenue, for the fourth quarter of 2019. The year-over-year decrease was due to unfavorable manufacturing volume and higher compensation and benefit costs, partially offset by favorable product mix.
Corporate General and Administrative (“CG&A”) Expense
CG&A expense for the fourth quarter of 2020 was $6.1 million, or 3.9% of total Company revenue, compared to $6.3 million, or 3.4% of total Company revenue, in the comparable quarter in the prior year.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, chief financial officer, controller and treasurer will be held today, February 11, 2021, at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 1085599. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at Ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 1085599.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, growth in the second half of 2021, outlook for 2022, strategies, future demand, and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, February 11, 2021, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, inventory purchase accounting adjustments, and other debt refinancing costs), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, and non-GAAP earnings per share. In addition, certain prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Chief Financial Officer, Controller and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars In thousands)

	December 31, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$56,466	$39,584
Accounts receivable, net	58,025	67,133
Contract assets	154,028	106,670
Inventories	129,223	112,482
Production cost of contracts	6,971	9,402
Other current assets	5,571	5,497
Total Current Assets	410,284	340,768
Property and Equipment, Net	109,990	115,216
Operating lease right-of-use assets	16,348	19,105
Goodwill	170,830	170,917
Intangibles, Net	124,744	138,362
Deferred Income Taxes	33	55
Other Assets	5,118	6,006
Total Assets	$837,347	$790,429
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$63,980	$82,597
Contract liabilities	28,264	14,517
Accrued and other liabilities	40,526	37,620
Operating lease liabilities	3,132	2,956
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	142,902	144,690
Long-Term Debt, Less Current Portion	311,922	300,887
Non-Current Operating Lease Liabilities	14,555	17,565
Deferred Income Taxes	16,992	16,766
Other Long-Term Liabilities	21,642	17,721
Total Liabilities	508,013	497,629
Commitments and Contingencies
Shareholders’ Equity
Common stock	117	116
Additional paid-in capital	97,090	88,399
Retained earnings	241,727	212,553
Accumulated other comprehensive loss	(9,600)	(8,268)
Total Shareholders’ Equity	329,334	292,800
Total Liabilities and Shareholders’ Equity	$837,347	$790,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Quarterly Information Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Revenues	$157,786	$186,926	$628,941	$721,088
Cost of Sales	122,985	146,815	491,203	568,891
Gross Profit	34,801	40,111	137,738	152,197
Selling, General and Administrative Expenses	22,555	24,933	89,808	95,964
Restructuring Charges	656	—	2,424	—
Operating Income	11,590	15,178	45,506	56,233
Interest Expense	(2,585)	(5,150)	(13,653)	(18,290)
Loss on Extinguishment of Debt	—	(180)	—	(180)
Other Income, Net	29	—	128	—
Income Before Taxes	9,034	9,848	31,981	37,763
Income Tax (Benefit) Expense	(619)	977	2,807	5,302
Net Income	$9,653	$8,871	$29,174	$32,461
Earnings Per Share
Basic earnings per share	$0.82	$0.77	$2.50	$2.82
Diluted earnings per share	$0.80	$0.75	$2.45	$2.75
Weighted-Average Number of Common Shares Outstanding
Basic	11,720	11,568	11,676	11,518
Diluted	12,070	11,837	11,932	11,792

Gross Profit %	22.1%	21.5%	21.9%	21.1%
SG&A %	14.3%	13.3%	14.3%	13.3%
Operating Income %	7.3%	8.1%	7.2%	7.8%
Net Income %	6.1%	4.7%	4.6%	4.5%
Effective Tax (Benefit) Rate	(6.9)%	9.9%	8.8%	14.0%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Years Ended
	% Change	December 31, 2020	December 31, 2019	% of Net Revenues 2020	% of Net Revenues 2019	% Change	December 31, 2020	December 31, 2019	% of Net Revenues 2020	% of Net Revenues 2019
Net Revenues
Electronic Systems	2.9%	$99,093	$96,328	62.8%	51.5%	9.0%	$392,633	$360,373	62.4%	50.0%
Structural Systems	(35.2)%	58,693	90,598	37.2%	48.5%	(34.5)%	236,308	360,715	37.6%	50.0%
Total Net Revenues	(15.6)%	$157,786	$186,926	100.0%	100.0%	(12.8)%	$628,941	$721,088	100.0%	100.0%
Segment Operating Income
Electronic Systems		$11,467	$9,863	11.6%	10.2%		$51,894	$38,613	13.2%	10.7%
Structural Systems		6,211	11,637	10.6%	12.8%		19,584	46,836	8.3%	13.0%
		17,678	21,500				71,478	85,449
Corporate General and Administrative Expenses (1)		(6,088)	(6,322)	(3.9)%	(3.4)%		(25,972)	(29,216)	(4.1)%	(4.1)%
Total Operating Income		$11,590	$15,178	7.3%	8.1%		$45,506	$56,233	7.2%	7.8%
Adjusted EBITDA
Electronic Systems
Operating Income		$11,467	$9,863				$51,894	$38,613
Depreciation and Amortization		3,447	3,568				14,038	14,170
Restructuring Charges		264	—				596	—
		15,178	13,431	15.3%	13.9%		66,528	52,783	16.9%	14.6%
Structural Systems
Operating Income		6,211	11,637				19,584	46,836
Depreciation and Amortization		3,603	3,913				14,559	13,663
Restructuring Charges		392	—				1,828	—
Inventory Purchase Accounting Adjustments		—	511				—	511
Guaymas Fire Related Expenses		682	—				1,704	—
		10,888	16,061	18.6%	17.7%		37,675	61,010	15.9%	16.9%
Corporate General and Administrative Expenses (1)
Operating loss		(6,088)	(6,322)				(25,972)	(29,216)
Other Income		29	—				128	—
Depreciation and Amortization		59	73				253	472
Stock-Based Compensation Expense		2,694	1,839				9,299	7,161
Other Debt Refinancing Costs		—	77				—	77
		(3,306)	(4,333)				(16,292)	(21,506)
Adjusted EBITDA		$22,760	$25,159	14.4%	13.5%		$87,911	$92,287	14.0%	12.8%

Capital Expenditures
Electronic Systems		$1,519	$688				$5,037	$5,508
Structural Systems		4,170	3,230				8,570	13,338
Corporate Administration		—	—				—	—
Total Capital Expenditures		$5,689	$3,918				$13,607	$18,846
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME AND AS A PERCENTAGE OF NET REVENUES RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Years Ended
GAAP To Non-GAAP Operating Income	December 31, 2020	December 31, 2019	% of Net Revenues 2020	% of Net Revenues 2019	December 31, 2020	December 31, 2019	% of Net Revenues 2020	% of Net Revenues 2019
GAAP Operating income	$11,590	$15,178			$45,506	$56,233

GAAP Operating income - Electronic Systems	$11,467	$9,863			$51,894	$38,613
Adjustments:
Restructuring charges	264	—			596	—
Adjusted operating income - Electronic Systems	11,731	9,863	11.8%	10.2%	52,490	38,613	13.4%	10.7%

GAAP Operating income - Structural Systems	6,211	11,637			19,584	46,836
Adjustments:
Restructuring charges	392	—			1,828	—
Inventory purchase accounting adjustments	—	511			—	511
Guaymas fire related expenses	682	—			1,704	—
Adjusted operating income - Structural Systems	7,285	12,148	12.4%	13.4%	23,116	47,347	9.8%	13.1%

GAAP Operating loss - Corporate	(6,088)	(6,322)			(25,972)	(29,216)
Adjustment:
Other debt refinancing costs	—	77			—	77
Adjusted operating loss - Corporate	(6,088)	(6,245)			(25,972)	(29,139)
Total adjustments	1,338	588			4,128	588
Adjusted operating income	$12,928	$15,766	8.2%	8.4%	$49,634	$56,821	7.9%	7.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Earnings	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP Net income	$9,653	$8,871	$29,174	$32,461
Adjustments:
Restructuring charges (1)	551	—	2,036	—
Guaymas fire related expenses (1)	573	—	1,431	—
Inventory purchase accounting adjustments (2)	—	409	—	409
Loss on extinguishment of debt (2)	—	144	—	144
Other debt refinancing costs (2)	—	62	—	62
Total adjustments	1,124	615	3,467	615
Adjusted net income	$10,777	$9,486	$32,641	$33,076

	Three Months Ended		Years Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP Diluted Earnings Per Share (“EPS”)	$0.80	$0.75	$2.45	$2.75
Adjustments:
Restructuring charges (1)	0.04	—	0.17	—
Guaymas fire related expenses (1)	0.05	—	0.12	—
Inventory purchase accounting adjustments (2)	—	0.03	—	0.03
Loss on extinguishment of debt (2)	—	0.01	—	0.01
Other debt refinancing costs (2)	—	0.01	—	0.01
Total adjustments	0.09	0.05	0.29	0.05
Adjusted Diluted EPS	$0.89	$0.80	$2.74	$2.80

Shares used for adjusted diluted EPS	12,070	11,837	11,932	11,792
(1)Includes tax rate of 16.0% for 2020 adjustments.
(2)Includes tax rate of 20.0% for 2019 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	December 31, 2020	December 31, 2019
Consolidated Ducommun
Military and space	$529,663	$451,293
Commercial aerospace	268,326	430,642
Industrial	24,019	28,286
Total	$822,008	$910,221
Electronic Systems
Military and space	$404,144	$311,027
Commercial aerospace	56,719	75,719
Industrial	24,019	28,286
Total	$484,882	$415,032
Structural Systems
Military and space	$125,519	$140,266
Commercial aerospace	211,607	354,923
Total	$337,126	$495,189
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of December 31, 2020 was $822.0 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of December 31, 2020 were $779.7 million compared to $745.3 million as of December 31, 2019.